SUMMIT BANCORP


     MANAGEMENT INCENTIVE PLAN
     January 1, 1999


I.       Purpose

         The Purpose of the Management Incentive Plan (MIP) is to:

          *    Encourage  the   achievement   of  corporate  and  profit  center
               performance goals and other business development objectives.

          * Reinforce the importance of coordination among the sectors that together form the total corporation.

          *    Enable  Summit to attract and retain key  employees  by providing
               the   opportunity   to  receive   awards  which   reflect   their
               contribution to achieving corporate objectives.

II.      Overview

         The Plan is designed to reward the attainment of predetermined annual performance objectives. While the measurement factors that will be considered in determining whether performance objectives have been met will generally remain constant, the qualitative and quantitative goals with respect to these factors will inevitably change from year to year. The expectation is that the goals set for each year will represent a management challenge that will be comparable to that of any other year, in light of internal resources and the external environment facing the business at the time.

III.     Administration

         The Plan shall be administered under the direction of the Compensation Committee (The Committee) of the Board of Directors of Summit. No member of the Committee while serving as such shall be eligible for participation in the Plan. The Committee has exclusive and final authority in all determinations affecting the Plan and shall have the authority to interpret the Plan, establish and revise rules and regulations for the Plan and make an other determinations that it believes necessary or advisable for the administration of the Plan.

IV.      Eligibility

         All full time and part time salaried employees of Summit Bancorp and subsidiaries (Summit) in salary grades determined by the Compensation Committee of Summit from time to time, who are not participating in another incentive plan, are eligible to participate in the Plan. The initial salary grades will be A66 and above and salary grades TL1 - TL5. An employee must be on the active payroll and in one of these salary grades for a minimum of 3 months in any Plan year to be eligible for an incentive award.

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V.       Incentive Award Opportunity

         Each eligible salary grade is assigned to a target award opportunity expressed as a percent of base salary. The range of earned award opportunity is 0-150% of the target award based on attainment of corporate performance objectives and management's assessment of individual performance.

VI.      Annual Performance Objectives

         Specific annual performance objectives are established which emphasize different measures of Summit's performance. In recent years, these have included achievement of Financial Plan Objectives, Peer Group Comparisons and Franchise Positioning Objectives.

         In addition to specific performance objectives:

                  The Chief Executive evaluates the performance of key executives eligible for awards with respect to their leadership in support of Summit's overall business development strategy and human resources development.

                  The Chief Executive may also adjust results derived from the guidelines to reflect top management and Board judgments concerning the quality of the performance in the economic environment in which the results were obtained.

VII.     Determination of Awards

         Based on the achievement of annual performance objectives, the Committee will determine the funding of the incentive pool as a percent of target award guidelines. The pool is then allocated to participants based on individual performance. Incentives may be paid up to 150 percent of target award for performance that clearly goes beyond expectation. When performance falls below expectation, an individual's incentive may be reduced or withheld.

         An employee's incentive award payment will be prorated, as appropriate, to reflect his/her time in an eligible position during the Plan year. In addition to new hires, employee movement that may result in a prorated award include; promotion, demotion, retirement, death, leave of absence, certain terminations without cause and movement into or out of another incentive plan.

VIII.    Time of Payment

         All incentives earned under the Plan will be paid in cash during the first quarter following the end of the Plan Year as defined in Section 12.


IX.      No Right to Payment of the Incentive


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         The Plan does not confer  enforceable rights on any participant to seek in any manner to compel the payment of an award under the Plan; the decision to make any payment to any participant rests within the sole and unfettered discretion of the Committee and the Chief Executive.

         In order to receive an award, a participant must be on the active payroll as of the date of the payout unless the participant has left the payroll through retirement, disability, death, or certain terminations as determined by the Committee.

X.       Special Limitations

         The aggregate incentive paid under this Plan to the participant group shall not exceed 50 percent of the participants' aggregate base salaries at the end of the year for which the incentives are paid.

         No incentives will normally be paid for any Plan year in which the after-tax income is less than seven percent of average capital employed for the year.

         The above limitations notwithstanding, the Committee may, in its judgment, provide for incentive awards to any individual whose performance clearly so warrants. No participant in this Plan will be eligible for any other annual incentive arrangement, except that prorated awards may be made to participants shifted from one incentive arrangement to another during the year.

XI.      Miscellaneous Provisions

         In the case of an employee's death, any payment under the Plan shall be made to his/her designated beneficiary, under the defined benefit pension plan covering the individual, or in the absence of such designation, by will or the laws of descent and distribution.

         Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of Summit.

         Summit shall have the right to deduct from all incentive any taxes and other amounts required by law to be withheld with respect to such awards.

         The Board of Directors of Summit may amend, suspend or terminate the Plan or any portion thereof at any time. This Plan shall be governed by the laws of the State of New Jersey, without consideration of principles of conflict of laws.


XII.     Fiscal Year

         The Plan is designated to operate on an annual basis commencing January 1, 1999. The Plan year shall be January 1 through December 31.







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